UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2008

DEMATCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50333	95-4810658
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

17337 Ventura Blvd., Ste. 208 Encino, California 91316
 (Address of principal executive offices) (zip code)

(818) 759-1876
 (Registrant's telephone number, including area code)

 (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Fee Sharing Agreement

On September 24, 2008, Dematco Inc. (the “Company”) entered into a Fee Sharing Agreement (the “Agreement”) with Private Trading System PLC (“PTS”).  Pursuant to the Agreement, the Company will introduce its clients to PTS as the provider of an electronic platform (“PET”) for trading Senior Life Settlement Policies (“SLSPs”).  PTS will list the SLPS’s on its PETs trading platform and will provide the trading mechanism for the SLSPs to be transacted between buyers and sellers of the SLSP’s.  The Agreement will terminate on September 24, 2013.  Pursuant to the Agreement, the Company will charge its customers fees based on the face value of SLSPs and other products in two stages, and the Company shall pay PTS ten percent of the initial fee paid to the Company by its customers and twenty percent of the completion fee paid to the Company by its customers.

           Additionally, pursuant to the Agreement, PTS will charge its customers fees based upon the face value of the SLSPs and other products that it lists on PETs and commission based on the transaction value of the SLSPs and other products traded on PETS.  PTS will pay the Company twenty percent of such fees and commission that  arise on the SLSPs and other products introduced to PTS by the Company.

Robert Stevens, the Company’s President, Chief Executive Officer and Chairman, and Lindsay Smith, the Company’s Chief Financial officer and a member of its board of directors are both members of PET’s board of directors.  Additionally, Mr. Smith is the Chief Executive Officer of PTS.

The description of the above-referenced agreement does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits The following documents are filed as exhibits to this report:

Exhibit Number	Description
99.1	Fee Sharing Agreement between Dematco Inc. and Private Trading System PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMATCO INC

Dated: October 2, 2008	By:	/s/ Robert Stevns
Name: Robert Stevens
Title: Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit Number	Description
99.1	Fee Sharing Agreement between Dematco Inc. and Private Trading System PLC

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